For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Kate Pearlman (215)409-7287 Pearlman-Kate@aramark.com

Aramark Reports Fourth Quarter and Full Year 2016 Results

FISCAL 2016 KEY HIGHLIGHTS

Sales +1%; Organic Sales +2% (both net of (1%) in strategic actions)
Operating Income +19%; Adjusted Operating Income (AOI) +8%1
EPS +21% to $1.16; Adjusted EPS +11%1 to $1.71
Operating Income Margin up 80 bps to 5.2%; AOI Margin up nearly 40 bps to 6.5%1

Double-digit Adjusted EPS Increase Expected in FY17
Board Increases Quarterly Dividend 8%

Philadelphia, PA, November 15, 2016 - Aramark (NYSE: ARMK), today reported fourth quarter and full-year fiscal 2016 results.

Commenting on the strong earnings Eric J. Foss, Chairman, President and CEO said, “The combination of our strong execution and smart reinvestment in the business propelled Aramark to record-setting profitability and double-digit EPS growth in 2016. Our strategy is working, and as we move forward we will remain focused on driving continued innovation, improving productivity and delivering unparalleled customer service. We remain confident that this strategy will continue to drive long-term shareholder value going forward.”

1 Constant Currency

FOURTH QUARTER SALES RESULTS*

	Q4 ’16 Sales	Q4 ‘15 Sales	Change	Organic Change
FSS North America	$2,492M	$2,484M	0.3%	0.3%
FSS International	661	678	(2.5%)	(0.8)%
Uniform & Career Apparel	391	384	1.9%	1.9%
Total Company	$3,544M	$3,546M	(0.1)%	0.2%
* May not total due to rounding.

Reported and organic sales growth in the fourth quarter for all three business segments was impacted by ongoing energy headwinds versus the prior year. Additionally, both of our FSS segment revenues were impacted by previously announced strategic portfolio actions that reduce revenues, but are accretive to margins. Specific to the North America FSS segment, revenue results were positively impacted by operations in Yosemite National Park, partially offset by results in our Healthcare sector.

FOURTH QUARTER OPERATING INCOME RESULTS*

	Q4 ‘16 Operating Income	Q4 ‘15 Operating Income	Change	Q4 ‘16 AOI	Q4 ‘15 AOI	AOI Change
FSS North America	$140M	$131M	7%	$172M	$167M	3%
FSS International	36	12	202%	43	39	11%
Uniform & Career Apparel	49	46	7%	55	48	15%
Corporate	(34)	(35)	1%	(16)	(15)	(7)%
Total Company	$191M	$154M	24%	$254M	$239M	6%
Effect of Currency Translation				(0.4)
Constant Currency AOI				$253M
* May not total due to rounding.

In the fourth quarter, the Company experienced food and labor productivity gains in its FSS base accounts. Both FSS North America and FSS International also benefited from the Company’s previously announced portfolio optimization efforts. Productivity initiatives, previous capacity expansion and improved automation supported strong margin gains in the Uniform & Career Apparel segment in the quarter.

FOURTH QUARTER SUMMARY
On a GAAP basis, sales were $3.5 billion, operating income was $191 million, net income attributable to Aramark stockholders was $83 million and diluted earnings per share were $0.33. This compares to the fourth quarter of 2015 where on a GAAP basis, sales were $3.5 billion, operating income was $154 million, net income attributable to Aramark stockholders was $57 million and diluted earnings per share were $0.23. Fourth quarter GAAP diluted earnings per share increased 43% year-over-year.

Adjusted net income was $122 million or $0.49 per share, versus adjusted net income of $109 million or $0.44 per share in the fourth quarter of 2015.

The stronger U.S. dollar versus the prior year period decreased sales by approximately $34 million, or 1%. Earnings were not materially affected by currency translation in the quarter.

During the quarter, the Company excluded approximately $24 million, or 1% from the calculation of organic sales and $1.0 million of operating income from the calculation of adjusted operating income related to its acquisition of the Irish specialty food and merchandise retailing company, Avoca Handweavers Limited. The results from this entity will be excluded from organic growth and adjusted operating income calculations during the first year of ownership.

FISCAL 2016 RESULTS
On a GAAP basis, sales were $14.4 billion, operating income was $746 million, net income attributable to Aramark stockholders was $288 million and diluted earnings per share were $1.16. This compares to 2015 where, on a GAAP basis, sales were $14.3 billion, operating income was $628 million, net income attributable to Aramark stockholders was $236 million and diluted earnings per share were $0.96. Full-year 2016 GAAP diluted earnings per share increased 21% year-over-year.

Adjusted net income was $425 million or $1.71 per share, versus adjusted net income of $387 million or $1.57 per share in 2015.

DIVIDEND INCREASE & DECLARATION
In recognition of the Company’s improving growth and profitability, the Company’s Board of Directors is increasing the regular quarterly dividend by 8% to 10.3 cents per share of common stock. The first quarter fiscal 2017 dividend, at the increased rate, will be payable on December 8, 2016, to stockholders of record at the close of business November 28, 2016.

FREE CASH FLOW, LIQUIDITY & CAPITAL STRUCTURE
Free cash flow improved 80% year-over-year to $321 million partially due to higher net income, a reduction in pension contributions, and the timing of certain capital expenditures. Total trailing 12-month debt to covenant adjusted EBITDA was 3.9x, an approximate 30 basis point reduction versus the prior year measurement. Corporate liquidity remains strong, and at quarter end the company had approximately $865 million in cash and availability on its revolving credit facility. As of September 30, 2016 the Company’s total debt was $5.3 billion.

2017 OUTLOOK
The Company provides a range for the full-year EPS guidance on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

As the Company has previously indicated, it expects 2017 operational earnings to be consistent with its multi-year framework of low double-digit adjusted EPS growth. In addition, the Company expects a modest tax rate reduction from a combination of planning initiatives and the adoption of new accounting standards related to employee share-based compensation.

Based on current foreign exchange rates, currency translation is expected to be a $0.01 - $0.02 per share headwind to adjusted EPS in 2017. Taking these factors into account, 2017 adjusted EPS is expected to be within a range of $1.85 to $1.95 per share.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark

Aramark (NYSE: ARMK) delivers experiences that enrich and nourish people’s lives through innovative services in food, facilities management, and uniforms. United by a passion to serve, our 270,000 employees make a meaningful difference each day for millions of people in 21 countries around the world. Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, rated number one among Diversified Outsourcing Companies, as well as among the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of material acquisitions and divestitures and the impact of currency translation, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "2007 LBO"); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the U.S. federal tax rate. Management believes that the presentation of adjusted net income is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the Company.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

We use Adjusted Sales (Organic), Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA and Adjusted Net Income (including on a constant currency basis) as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with GAAP. Adjusted Sales (Organic), Adjusted Operating Income, Covenant Adjusted EBITDA and Adjusted Net Income as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Free Cash Flow
Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Leveraged Buy-out - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the Company's issuances of share-based awards and the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN ($0.7 million for the fourth quarter of 2015 and $15.0 million for fiscal 2015), organizational streamlining initiatives ($15.9 million net expense for the fourth quarter of 2016 and $24.9 million net expense for fiscal 2016 and $26.5 million net expense for the fourth quarter of 2015 and $27.5 million net expense for the fiscal 2015), other consulting costs related to transformation initiatives ($4.8 million for the fourth quarter of 2016 and $16.2 million for fiscal 2016 and $0.1 million for the fourth quarter of 2015 and $7.9 million for fiscal 2015) and asset write-offs, mainly from the exit of certain operations in the FSS International segment ($0.6 million for the fourth quarter and fiscal 2016 and $16.2 million for the fourth quarter and fiscal 2015).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that material acquisitions and divestitures had on the comparative periods.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as expenses related to acquisition costs ($2.4 million for the fourth quarter of 2016 and $3.9 million for fiscal 2016 and $0.4 million for the fourth quarter of 2015 and $0.9 million for fiscal 2015), expenses related to long-term disability obligations (approximately $2.3 million for fiscal 2016), property and other asset write-downs associated with the sale of a building ($6.8 million for fiscal 2016 and $8.7 million for fiscal 2015), asset write-offs ($7.0 million for the fourth quarter and fiscal 2016), multiemployer pension plan withdrawal charges ($2.6 million for the fourth quarter and fiscal 2016 and $0.8 million for fiscal 2015), the impact of the change in fair value related to certain gasoline and diesel agreements (no impact for the fourth quarter of fiscal 2016 and $8.3 million gain for fiscal 2016 and a $2.8 million loss for the fourth quarter of 2015 and a loss of $2.6 million for fiscal 2015), insurance reserve adjustments due to favorable claims experience ($0.3 million for the fourth quarter of 2015 and $10.2 million for fiscal 2015), loss on divestitures ($4.3 million for fiscal 2015), a gain on sale of a building ($3.1 million for the fourth quarter and fiscal 2015), other income relating to the recovery of the Company's investment (possessory interest) at our National Park Service sites ($2.0 million for fourth quarter and fiscal 2015), expenses related to a secondary offering of common stock by certain of our stockholders ($0.4 million for the fourth quarter of 2015 and $2.2 million for fiscal 2015) and other miscellaneous expenses.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effects of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs, debt settlement call premiums and non-cash charges for the write-offs of deferring financing costs and debt issuance costs.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the U.S. federal tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements under the heading "2017 Outlook" and relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business and other factors set forth in the “Risk Factors,” -“ Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 1, 2015 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	September 30, 2016	October 2, 2015

Sales	$3,543,824	$3,545,952
Costs and Expenses:
Cost of services provided	3,152,291	3,189,230
Depreciation and amortization	125,593	128,276
Selling and general corporate expenses	75,177	74,142
	3,353,061	3,391,648
Operating income	190,763	154,304
Interest and other financing costs, net	68,548	71,588
Income before income taxes	122,215	82,716
Provision for income taxes	38,774	25,503
Net income	83,441	57,213
Less: Net income attributable to noncontrolling interest	97	348
Net income attributable to Aramark stockholders	$83,344	$56,865

Earnings per share attributable to Aramark stockholders:
Basic	$0.34	$0.24
Diluted	$0.33	$0.23

Weighted Average Shares Outstanding:
Basic	243,941	239,585
Diluted	250,135	247,498

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Fiscal Year	Fiscal Year
	Ended	Ended
	September 30, 2016	October 2, 2015

Sales	$14,415,829	$14,329,135
Costs and Expenses:
Cost of services provided	12,890,408	12,880,424
Depreciation and amortization	495,765	504,033
Selling and general corporate expenses	283,342	316,740
	13,669,515	13,701,197
Operating income	746,314	627,938
Interest and other financing costs, net	315,383	285,942
Income before income taxes	430,931	341,996
Provision for income taxes	142,699	105,020
Net income	288,232	236,976
Less: Net income attributable to noncontrolling interest	426	1,030
Net income attributable to Aramark stockholders	$287,806	$235,946

Earnings per share attributable to Aramark stockholders:
Basic	$1.19	$0.99
Diluted	$1.16	$0.96

Weighted Average Shares Outstanding:
Basic	242,286	237,616
Diluted	248,763	246,616

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	September 30, 2016	October 2, 2015
Assets

Current Assets:
Cash and cash equivalents	$152,580	$122,416
Receivables	1,476,349	1,444,574
Inventories	587,155	575,263
Prepayments and other current assets	276,487	236,870
Total current assets	2,492,571	2,379,123
Property and Equipment, net	1,023,083	959,345
Goodwill	4,628,881	4,558,968
Other Intangible Assets	1,111,883	1,111,980
Other Assets	1,325,654	1,186,941
	$10,582,072	$10,196,357

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$46,522	$81,427
Accounts payable	847,588	850,040
Accrued expenses and other current liabilities	1,290,635	1,249,521
Total current liabilities	2,184,745	2,180,988
Long-Term Borrowings	5,223,514	5,184,597
Other Liabilities	1,003,013	937,311
Redeemable Noncontrolling Interest	9,794	10,102
Total Stockholders' Equity	2,161,006	1,883,359
	$10,582,072	$10,196,357

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Fiscal Year	Fiscal Year
	Ended	Ended
	September 30, 2016	October 2, 2015

Cash flows from operating activities:
Net income	$288,232	$236,976
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	495,765	504,033
Income taxes deferred	52,416	(4,108)
Share-based compensation expense	56,942	66,416
Changes in operating assets and liabilities	(95,735)	(99,644)
Other operating activities	9,020	(20,637)
Net cash provided by operating activities	806,640	683,036

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(485,708)	(505,256)
Acquisitions, divestitures and other investing activities	(194,037)	922
Net cash used in investing activities	(679,745)	(504,334)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	36,454	(137,695)
Net change in funding under the Receivables Facility	(82,000)	—
Payments of dividends	(92,074)	(81,898)
Proceeds from issuance of common stock	35,705	39,946
Repurchase of common stock	(749)	(50,176)
Other financing activities	5,933	61,847
Net cash used in financing activities	(96,731)	(167,976)
Increase in cash and cash equivalents	30,164	10,726
Cash and cash equivalents, beginning of period	122,416	111,690
Cash and cash equivalents, end of period	$152,580	$122,416

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)
	Three Months Ended
	September 30, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,491,648	$661,133	$391,043		$3,543,824
Operating Income (as reported)	$140,048	$36,108	$49,048	$(34,441)	$190,763
Operating Income Margin (as reported)	5.62%	5.46%	12.54%		5.38%

Sales (as reported)	$2,491,648	$661,133	$391,043		$3,543,824
Effect of Currency Translation	(858)	35,261	—		34,403
Effects of Acquisitions and Divestitures	—	(23,918)	—		(23,918)
Adjusted Sales (Organic)	$2,490,790	$672,476	$391,043		$3,554,309
Sales Growth (as reported)	0.30%	-2.47%	1.87%		-0.06%
Adjusted Sales Growth (Organic)	0.27%	-0.80%	1.87%		0.24%

Operating Income (as reported)	$140,048	$36,108	$49,048	$(34,441)	$190,763
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	17,022	209	(521)	—	16,710
Share-Based Compensation	339	35	32	13,591	13,997
Severance and Other Charges	8,910	7,707	—	4,704	21,321
Effects of Acquisitions and Divestitures	—	(1,012)	—	—	(1,012)
Gains, Losses and Settlements impacting comparability	5,734	—	6,266	22	12,022
Adjusted Operating Income	$172,053	$43,047	$54,825	$(16,124)	$253,801
Effect of Currency Translation	(33)	(348)	—	—	(381)
Adjusted Operating Income (Constant Currency)	$172,020	$42,699	$54,825	$(16,124)	$253,420

Operating Income Growth (as reported)	6.92%	202.03%	6.54%		23.63%
Adjusted Operating Income Growth	2.88%	10.76%	14.78%		6.27%
Adjusted Operating Income Growth (Constant Currency)	2.86%	9.86%	14.78%		6.11%
Adjusted Operating Income Margin (Constant Currency)	6.91%	6.35%	14.02%		7.13%

	Three Months Ended
	October 2, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,484,187	$677,888	$383,877		$3,545,952
Adjusted Sales (Organic)	$2,484,187	$677,888	$383,877		$3,545,952

Operating Income (as reported)	$130,979	$11,955	$46,039	$(34,669)	$154,304
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	27,514	110	(468)	—	27,156
Share-Based Compensation	209	55	65	14,996	15,325
Severance and Other Charges	13,666	26,348	2,131	1,400	43,545
Gains, Losses and Settlements impacting comparability	(5,132)	397	—	3,236	(1,499)
Adjusted Operating Income	$167,236	$38,865	$47,767	$(15,037)	$238,831

Operating Income Margin (as reported)	5.27%	1.76%	11.99%		4.35%
Adjusted Operating Income Margin	6.73%	5.73%	12.44%		6.74%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)
	Fiscal Year Ended
	September 30, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$10,122,373	$2,729,782	$1,563,674		$14,415,829
Operating Income (as reported)	$546,356	$129,143	$195,346	$(124,531)	$746,314
Operating Income Margin (as reported)	5.40%	4.73%	12.49%		5.18%

Sales (as reported)	$10,122,373	$2,729,782	$1,563,674		$14,415,829
Effect of Currency Translation	55,044	204,380	—		259,424
Effects of Acquisitions and Divestitures	—	(48,155)	—		(48,155)
Adjusted Sales (Organic)	$10,177,417	$2,886,007	$1,563,674		$14,627,098
Sales Growth (as reported)	1.73%	-4.49%	2.83%		0.61%
Adjusted Sales Growth (Organic)	2.28%	0.97%	2.83%		2.08%

Operating Income (as reported)	$546,356	$129,143	$195,346	$(124,531)	$746,314
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	79,916	670	(2,412)	—	78,174
Share-Based Compensation	1,093	222	173	57,870	59,358
Severance and Other Charges	12,070	10,921	2,480	16,265	41,736
Effects of Acquisitions and Divestitures	—	275	—	—	275
Gains, Losses and Settlements impacting comparability	13,325	381	6,266	(6,525)	13,447
Adjusted Operating Income	$652,760	$141,612	$201,853	$(56,921)	$939,304
Effect of Currency Translation	5,820	6,587	—	—	12,407
Adjusted Operating Income (Constant Currency)	$658,580	$148,199	$201,853	$(56,921)	$951,711

Operating Income Growth (as reported)	10.48%	35.49%	1.86%		18.85%
Adjusted Operating Income Growth	6.18%	2.82%	6.22%		6.60%
Adjusted Operating Income Growth (Constant Currency)	7.13%	7.60%	6.22%		8.01%
Adjusted Operating Income Margin (Constant Currency)	6.47%	5.14%	12.91%		6.51%

	Fiscal Year Ended
	October 2, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$9,950,306	$2,858,231	$1,520,598		$14,329,135
Adjusted Sales (Organic)	$9,950,306	$2,858,231	$1,520,598		$14,329,135

Operating Income (as reported)	$494,537	$95,315	$191,782	$(153,696)	$627,938
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	110,574	1,877	(2,371)	—	110,080
Share-Based Compensation	1,946	2,694	472	67,688	72,800
Severance and Other Charges	11,878	32,618	2,289	19,760	66,545
Gains, Losses and Settlements impacting comparability	(4,163)	5,222	(2,132)	4,866	3,793
Adjusted Operating Income	$614,772	$137,726	$190,040	$(61,382)	$881,156

Operating Income Margin (as reported)	4.97%	3.33%	12.61%		4.38%
Adjusted Operating Income Margin	6.18%	4.82%	12.50%		6.15%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Fiscal Year Ended	Fiscal Year Ended
	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015

Net Income Attributable to Aramark Stockholders (as reported)	$83,344	$56,865	$287,806	$235,946
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	16,710	27,156	78,174	110,080
Share-Based Compensation	13,997	15,325	59,358	72,800
Severance and Other Charges	21,321	43,545	41,736	66,545
Effects of Acquisitions and Divestitures	(1,012)	—	275	—
Gains, Losses and Settlements impacting comparability	12,022	(1,499)	13,447	3,793
Effects of Refinancing on Interest and Other Financing Costs, net	—	—	31,267	—
Tax Impact of Adjustments to Adjusted Net Income	(24,090)	(32,181)	(87,025)	(102,485)
Adjusted Net Income	$122,292	$109,211	$425,038	$386,679
Effect of Currency Translation, net of Tax	(246)	—	7,802	—
Adjusted Net Income (Constant Currency)	$122,046	$109,211	$432,840	$386,679

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$83,344	$56,865	$287,806	$235,946
Diluted Weighted Average Shares Outstanding	250,135	247,498	248,763	246,616
	$0.33	$0.23	$1.16	$0.96
Earnings Per Share Growth (as reported)			20.83%

Adjusted Earnings Per Share
Adjusted Net Income	$122,292	$109,211	$425,038	$386,679
Diluted Weighted Average Shares Outstanding	250,135	247,498	248,763	246,616
	$0.49	$0.44	$1.71	$1.57

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$122,046	$109,211	$432,840	$386,679
Diluted Weighted Average Shares Outstanding	250,135	247,498	248,763	246,616
	$0.49	$0.44	$1.74	$1.57
Adjusted Earnings Per Share Growth			10.83%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 30, 2016	October 2, 2015

Net income attributable to Aramark stockholders (as reported)	$287,806	$235,946
Interest and other financing costs, net	315,383	285,942
Provision for income taxes	142,699	105,020
Depreciation and amortization	495,765	504,033
Share-based compensation expense(1)	56,942	66,416
Unusual or non-recurring (gains) and losses(2)	—	(3,900)
Pro forma EBITDA for equity method investees(3)	14,277	14,804
Pro forma EBITDA for certain transactions(4)	4,098	—
Other(5)	35,436	58,858
Covenant Adjusted EBITDA	$1,352,406	$1,267,119

Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$5,270,036	$5,266,024
Adjusted EBITDA	$1,352,406	$1,267,119
Debt/Adjusted EBITDA	3.9	4.2

(1) Represents compensation expense related to the Company's issuances of share-based awards but does not include the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.

(2) Fiscal 2015 includes other income of approximately $2.0 million related to our investment (possessory interest) at one of our National Park Service client sites and a net of tax gain of approximately $1.9 million related to the sale of building in our Healthcare sector.

(3) Represents our estimated share of EBITDA from our AIM Services Co., Ltd. equity method investment not already reflected in our EBITDA. EBITDA for this equity method investee is calculated in a manner consistent with consolidated EBITDA but does not represent cash distributions received from this investee.

(4) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(5) Other includes organizational streamlining initiatives ($24.9 million for fiscal 2016 and $27.5 million for fiscal 2015), the impact of the change in fair value related to certain gasoline and diesel agreements ($8.3 million gain for fiscal 2016 and $2.6 million loss for fiscal 2015), expenses related to acquisition costs ($3.9 million for fiscal 2016 and $0.9 million for fiscal 2015), property and other asset write-downs associated with the sale of a building ($6.8 million for fiscal 2016 and $8.7 million for fiscal 2015), asset write-offs ($5.0 million for fiscal 2016 and $16.2 million for fiscal 2015), expenses related to secondary offerings of common stock by certain of our stockholders ($2.2 million for fiscal 2015) and other miscellaneous expenses.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 30, 2016	October 2, 2015
Net Cash provided by operating activities	$806,640	$683,036

Net purchases of property and equipment, client contract investments and other	(485,708)	(505,256)

Free Cash Flow	$320,932	$177,780
	80.52%